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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): September 13, 2006

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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



        Pennsylvania                  1-11152                  23-1882087
(State or other jurisdiction  (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)




781 Third Avenue, King of Prussia, Pennsylvania                19406-1409
   (Address of Principal Executive Offices)                    (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.        Other Events.


On August 28, 2006 the Tribunal operating under the auspices of the International Court of Arbitration of the International Chamber of Commerce in the arbitration proceeding between InterDigital Communications Corporation, its wholly-owned subsidiary, InterDigital Technology Corporation (collectively, "InterDigital"), and Samsung Electronics Co., Ltd. ("Samsung") issued its Final Award ("Award"). Among its determinations, the Tribunal awarded InterDigital approximately $134 million in past royalties plus interest on Samsung's sale of single mode 2G GSM/TDMA and 2.5G GSM/GPRS/EDGE terminal units through 2005. On September 5, 2006, InterDigital filed an action seeking to enforce the Award in the U.S. District Court for the Southern District of New York.

On September 13, 2006, Samsung filed an opposition to the enforcement action, including filing a cross-petition to vacate or modify the Award and to stay the Award. InterDigital will continue to vigorously pursue enforcement of the Award and oppose any action to stay, vacate or otherwise modify the Award.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERDIGITAL COMMUNICATIONS CORPORATION


                                    By: /s/ Lawrence F. Shay
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                                         Lawrence F. Shay
                                         General Counsel and Government Affairs



Date:    September 14, 2006